UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

W&E SOURCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52276	98-0471083
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

113 Barksdale Professional Center
 Newark, Delaware, 19711
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (302) 722-6266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.01 Changes in Control of Registrant.

On June 6, 2022, certain current shareholders listed in the table below (each, a "Seller," together, the "Sellers") of W&E Source Corp. (the "Company") entered into a Stock Purchase Agreement (the "SPA") with Hong Ba and Xingru Chen (each, a "Purchaser," together the "Purchasers"), for the sale and purchase of an aggregate of 118,123,001 shares of common stock of the Company (the "Shares"), subject to the terms and conditions contained in this Agreement. The SPA was a result of a privately negotiated transaction.

On June 8, 2022 the transactions contemplated by the SPA closed, and as a result, the Purchasers completed the acquisition of the Shares, representing approximately 90.80% of the Company's issued and outstanding shares of common stock for $11,812, which the Company believes was was funded out of the purchaser's personal funds. The consummation of the transactions contemplated by the SPA resulted in a change of control of the Company.

Pursuant to the provisions of the SPA, effective June 8, 2022, JunJun Wu resigned as a member of the Board of Directors of the Company. Hong Ba will continue to be a member of the Board of the Directors and as the Company's Chief Executive Officer and Chief Financial Officer.  Further, in connection with the stock sale, effective as of the same date, the Board of Directors of the Company appointed Xingru Chen as a Director of the Company.

The Company is not aware of any arrangements that would result in change of control of the Company, other than the change of control reported above.

Except as described herein, there are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Buyers	Sellers	Share Percentage	No. of Shares	Share Price	Total Price
Hong Ba	Maotang Bai	7.43%	9,671,391	0.0001	967.14

	Yongsheng Liang	7.36%	9,573,038	0.0001	957.30

	Qinrong Gao	5.36%	6,378,572	0.0001	637.86

	Feng Li	1.15%	1,500,000	0.0001	150.00
Hong Ba Total Purchase		20.85%	27,123,001		2,712.30

Xingru Chen	Hong Ba	16.91%	22,000,000	0.0001	2,200.00

	Junjun Wu	11.53%	15,000,000	0.0001	1,500.00

	Lin Li	3.62%	4,712,727	0.0001	471.27

	Qinrong Gao	5.36%	588,108	0.0001	58.81

	Youzhe Li	11.02%	14,338,364	0.0001	1,433.84

	Shuzhen Lin	8.82%	12,975,800	0.0001	1,297.58

	Shanxi Ai Chen Technologies Inc.	16.44%	21,385,001	0.0001	2,138.50
Xingru Chen Total Purchase		69.95%	91,000,000		9,100.00
Aggregate Total Sale		90.80%	118,123,001		11,812.30

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  There were no disagreements between JunJun Wu and the management of the Company.  The Company has provided JunJun Wu a copy of the disclosures it is making in response to this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated June 6, 2022, by and Among the Purchasers and Sellers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&E Source Corp.

By:	/s/ Hong Ba
Hong Ba, Chief Executive Officer

Date: June 10, 2022